APPENDIX A
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                         WINTRUST FINANCIAL CORPORATION
                            1997 STOCK INCENTIVE PLAN


         1.       Purpose;  Effect on Predecessor  Plans.  The purpose of the
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Wintrust  Financial  Corporation  1997 Stock  Incentive  Plan is to benefit  the
Corporation and its Subsidiaries by enabling the Corporation to offer certain present and future officers, employees, directors and consultants stock-based incentives and other equity interests in the Corporation, thereby providing them a stake in the growth of the Corporation and encouraging them to continue in the service of the Corporation and its Subsidiaries.

         This Wintrust Financial Corporation 1997 Stock Incentive Plan is intended to constitute an amendment, restatement and continuation of the Predecessor Plans defined herein; provided, however, that to the extent the application of any provision hereof shall in any manner adversely affect any Award heretofore made to any Participant under a Predecessor Plan shall not be applicable to such Award without the written consent of the Participant.

         2.       Definitions.
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                  (a)  "Award"  includes,  without  limitation,   stock  options
(including incentive stock options under Section 422 of the Code), stock appreciation rights, performance share or unit awards, dividend or equivalent rights, stock awards, restricted share or unit awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Corporation's Common Stock ("other Incentive Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

                  (b)  "Award   Agreement"  means  a  writing  provided  by  the
Corporation to each Participant setting forth the terms and conditions of each Award made under this Plan.

                  (c)  "Board" means the Board of Directors of the Corporation.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (e)  "Committee"   means  the   Compensation   and  Nominating
Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

                  (f) "Common Stock" means the Common Stock, no par value, of the Corporation.


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                  (g)  "Corporation" means Wintrust Financial Corporation, an
Illinois  corporation.

                  (h) "Director" means a director of the Corporation or a Subsidiary.

                  (i) "Effective Date" means May 22, 1997, the date of the approval of the Plan by the shareholders of the Corporation.

                  (j) "Employee" means an employee of the Corporation or a Subsidiary.

                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (l) "Fair Market Value" means the average of the highest and the lowest quoted selling prices on the Nasdaq National Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that the Committee may modify the definition of Fair Market Value with respect to any particular Award. Notwithstanding the foregoing, with respect to Awards made under the provisions of the Predecessor Plans prior to the Effective Date, "Fair Market Value" shall mean the average of the highest and lowest price at which shares of Common Stock were traded during the twenty trading days prior to the relevant date, as reported by the established market on which the shares are traded, or such other definition of Fair Market Value applicable to such Award.

                  (m) "Participant" means an Employee, Director or a consultant, who has been granted an Award under the Plan, including the Predecessor Plans.

                  (n) "Plan" means this Wintrust Financial Corporation 1997 Stock Incentive Plan, which includes the Predecessor Plans.

                  (o) "Plan Year" means a twelve-month period beginning with January 1 of each year.

                  (p) "Predecessor Plan" means the Crabtree Capital Corporation 1987 Stock Option Plan, The Credit Life Companies, Incorporated 1987 Stock Option Plan, Crabtree Capital Corporation 1990 Stock Purchase Plan, First Premium Services, Incorporated 1992 Stock Option Plan, Lake Forest Bancorp, Inc. 1991 Stock Option Plan, Lake Forest Bancorp, Inc. 1993 Stock Option Plan, Hinsdale Bancorp, Inc. 1993 Stock Option Plan, North Shore Community Bancorp, Inc. 1993 Stock Rights Plan, North Shore Community Bancorp, Inc. 1994 Stock Option Plan, Libertyville Bancorp, Inc. 1995 Stock Option Plan and the Wolfhoya Investments, Inc. 1995 Stock Option Plan, each a stock option or stock purchase plan maintained by a predecessor to the Corporation.


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                  (q)  "Subsidiary"  means  any  corporation  or  other  entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of at least 50% by reason of stock ownership or otherwise.

         3.       Eligibility.  Any Employee, Director or consultant selected by
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the  Committee is eligible to receive an Award.  In addition,  the Committee may select former Employees and Directors who have a consulting arrangement with the Corporation or a Subsidiary whom the Committee determines have a significant responsibility for the success and future growth and profitability of the Corporation.

         4.       Plan Administration.
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                  (a) Except as  otherwise  determined  by the  Board,  the Plan shall be administered by the Committee. The Committee shall make determinations with respect to the participation of Employees, Directors and consultants in the Plan and, except as otherwise required by law or this Plan, the terms of Awards, including vesting schedules, price, length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate.

                  (b) The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall have authority to interpret and construe the provisions of the Plan and the Award Agreements and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or Section 162(m) of the Code, a member or members of the Committee may recuse himself or themselves from any action, in which case action taken by the majority of the remaining members shall constitute action by the Committee. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Articles of Incorporation and By-Laws, as may be amended from time to time.

                  (c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Participants who are officers or directors of the Corporation for purposes of Section 16 of the Exchange Act. To the extent deemed necessary or advisable for purposes of
Section 16 of the Exchange Act or otherwise, the Board may act as the Committee hereunder.

         5. Stock Subject to the Provisions of this Plan. The stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock. Subject to adjustment in accordance with the provisions of Section 10, the total number of shares of Common Stock which may be issued under the Plan or with respect to which Awards may be

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granted  shall not exceed  4,481,038  shares,  including  for this  purpose  the
2,666,038 shares heretofore authorized and available for issuance under the Predecessors Plans. All shares available for issuance under the Plan may be issued with respect to incentive stock options. Upon:

                  (a)      a payout of an Award in the form of cash;

                  (b) a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a tandem Award upon exercise of the related Award, or the termination of a related Award upon exercise of the corresponding tandem Award,) of any Award; or

                  (c) payment of an option price and/or payment of any taxes arising upon exercise of an option or payout of any Award with previously acquired shares or by withholding shares which otherwise would be acquired on exercise or issued upon such payout, then the number of shares of Common Stock underlying any such Award which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.

         6.       Awards under this Plan.   As the Board or Committee may
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determine,  the  following  types of Awards may be granted  under this Plan on a stand alone, combination or tandem basis:

                  (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Award. Notwithstanding anything herein to the contrary, no Awards, other than stock options, may be made to any Director (other than a Director who is also an Employee at the time of the Award) on or after the Effective Date.

                  (b) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section of the Code as it may be amended from time to time.

                  (c) Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted.

                  (d) Restricted and Performance Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine.


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                  (e) Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, performance and time of payment as the Committee may determine, which are valued at the Committee's discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock and which may be paid in Common Stock, cash or a combination of both.

                  (f) Dividend or Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

                  (g) Stock Award. An unrestricted transfer of ownership of Common Stock.

                  (h) Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 6, including, but not limited to, Other Incentive Awards related to the establishment or acquisition by the Corporation or any Subsidiary of a new or start-up business or facility.

         Notwithstanding the foregoing, the maximum number of shares of Common Stock which may be made subject to Awards granted under the Plan in any Plan Year (taking into account any stock option granted in tandem with any stock appreciation right as an Award with respect to shares subject to the stock option and any restricted and performance shares or restricted and performance units as an Award based upon the maximum number of Shares to which the Award relates) to any single Participant may not exceed 100,000. The Committee may from time to time, establish performance criteria with respect to an Award. The performance criteria or standards shall be determined by the Committee in writing and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria or standards relate to one or more of the following: earnings, earnings growth, revenues, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in non-performing assets, return on assets, return on equity, or assets, investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisition expenses including goodwill, unplanned stock offerings and strategic loan loss provisions. Such performance standards may be particular to a line of business, Subsidiary or other unit or may be based on the performance of the Corporation generally.

         7.       Award  Agreements.  Each Award under the Plan shall be
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evidenced  by an  Award  Agreement.  Delivery  of an  Award  Agreement  to  each
Participant shall constitute an agreement, subject to Section 9 hereof, between the Corporation and the Participant as to the terms and conditions of the Award.

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         8.       Other Terms and Conditions.
                  ---------------------------

                  (a) No Assignment; Limited Transferability of Options. Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise then by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the stock options (other than incentive stock options) granted to a Participant to be on terms which permit transfer by such Participant to:

                           (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members");

                           (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

                           (iii) a partnership in which such Immediate Family Members are the only partners,

provided that:

                           (A) there may be no consideration for any such transfer;

                           (B) the Award Agreement  pursuant to which such stock
                  options are granted expressly provides for transferability in a manner consistent with this Section 8(a); and

                           (C) subsequent transfers of transferred options shall
                  be prohibited except those in accordance with Section 8(b).

         Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 8(b) hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of the stock option relating to the period of exercisability and expiration of the stock option shall continue to be applied with respect to the original Participant, and the stock options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said stock option.

                  (b) Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

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                  (c) Termination of Employment. The disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment shall be as determined by the Committee and set forth in the Award Agreement. Unless expressly provided otherwise by the Committee, references to the "Plan" set forth in any agreement representing an award granted under a Predecessor Plan prior to the Effective Date shall refer to the terms of such Predecessor Plan as in effect immediately prior to the Effective Date.

                  (d) Rights as a Shareholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

                  (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in cash by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of previously acquired shares of Common Stock which have been held for at least six months with a Fair Market Value equal to the total payment due from the Participant;
(iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate, including, but not limited to loans by the Corporation on such terms and conditions as the Committee shall determine.

                  (f) Withholding. Except as otherwise provided by the Committee in the Award Agreement or otherwise (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash, and (ii) in the case of the exercise of options or payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld in cash prior to receipt of such stock, or alternatively, to elect to have a number of shares the Fair Market Value of which equals the amount required be withheld deducted from the shares to be received upon such exercise or payment or deliver such number of previously-acquired shares of Common Stock which have been held for at least six months.

                  (g) Deferral. The receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to a Participant upon the exercise of any stock option or under any other Award may be deferred pursuant to an applicable deferral plan established by the Corporation or a Subsidiary. The Committee shall establish rules and procedures relating to any such deferrals and the payment of any tax withholding with respect thereto.

         9.       Amendments, Modification and Termination. The Board may at any
                  -----------------------------------------
time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation. No termination, amendment, or modification of the Plan shall adversely affect in any material way

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any Award previously  granted under the Plan, without the written consent of the
Participant holding such Award.

         10.      Recapitalization. The aggregate number of shares of Common
                  -----------------
Stock as to which Awards may be granted to Participants, the limitations on the maximum number of shares of Common Stock which may be made subject to Awards made to a Participant during a Plan Year, the number of shares of Common Stock covered by each outstanding Award, and the price per share of Common Stock in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spinoff, extraordinary dividend or other distribution or similar transaction.

         11.      Rights as Employees, Directors or Consultants. No person shall
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have any claim or right to be granted an Award,  and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Director of or as a consultant to the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

         12.      Change of Control.
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                  (a)  Notwithstanding  anything  contained  in this Plan or any
Award Summary to the contrary, in the event of a Change of Control, as defined below, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

                           (i) any and all options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

                           (ii) any restrictions imposed on restricted shares shall lapse; and

                           (iii) unless otherwise specified in a Participant's Award Agreement at time of grant, the maximum payout opportunities attainable under all outstanding Awards of performance units, performance shares and Other Incentive Awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash, or in the sole discretion of the Committee, shares of Common

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         Stock with a Fair  Market  Value  equal to the amount of such cash,  to
         Participants within thirty (30) days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.

                  (b) A "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

                           (i) The acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Corporation or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be; or

                           (ii)   Individuals   who,  as  of  the  date  hereof,
         constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                           (iii) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation of the Corporation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more

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         than 50% of, respectively,  the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Corporation or of the sale or other disposition of all or substantially all of the assets of the Corporation.

         13.  Governing  Law. To the extent that federal  laws do not  otherwise
              ---------------
control, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the law of the State of Illinois, provided, however, that in the event the Corporation's state of incorporation shall be changed, then the law of the new state of incorporation shall govern.

         14. Savings Clause. This Plan is intended to comply in all aspects with
             ---------------
applicable law and regulation, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

         15. Effective Date and Term. The effective date of this Plan is May 22,
             ------------------------
1997, the date the Plan was approved by the shareholders of the Corporation. The Plan shall remain in effect until terminated by the Board, provided, however, that no incentive stock option shall be granted under this Plan on or after May 22, 2007.


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